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EXHIBIT 20

                               PURCHASE AGREEMENT
                               ------------------

         This Stock Purchase Agreement dated this 18th day of March, 2004 (hereinafter THE "AGREEMENT") is made and enter into by and among Dynasty CB Holdings ("Seller"). and GFY Foods, Inc. (Buyer" or "Purchaser"). The effective date of this Agreement shall be as defined hereinbelow),


                                   WITNESSETH:


         WHEREAS, the Seller intends to sell to the Buyer all of its right, title and interest in the business known as the FruLati Cafe & Bakery in Elkhart, IN (the "Business"), as follows:


         WHEREAS, the Buyer is a duly formed and validly existing corporation in good standing under the laws of the State of Nevada and;


         WHEREAS, Buyer wishes to purchase from the Seller and the Seller desires to sell to the Buyer the capital stock and outstanding assets of the Business, free and clear of any liens, charges, restrictions or encumbrances thereon and:


         WHEREAS, the Parties are desirous of documenting their representations, warranties, covenants, agreements and conditions relating to the purchase and sale of the Shares into a written agreement.


         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, representations, agreements and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:


         1. RECITALS: The foregoing recitals are true and correct in all material respects and are incorporated herein as if fully stated.


         2. DEFINITION: The following terms shall have the following meanings for the purposes of this Agreement:

                  2.1 "CLOSING" shall mean the completion of the transactions contemplated in this Agreement.

                  2.2 "CLOSING DATE" shall mean the date on which the Closing occurs or is to occur.

                  2.3 "GOVERNMENTAL AUTHORITY" shall mean the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the pension benefit guaranty corporation and other quasi governmental entities established to perform such functions.

                  2.4 "LAW" shall mean any law, statue, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agree or imposed by any governmental authority.

                  2.5 "LIEN" shall mean any mortgage, lien (except for any lien for taxes not yet due and payable), charge, pledge, security interest, option, lease or sublease, claim, right of any third party or encumbrance.

                  2.6 "PERSON" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity.

                  2.7 "PURCHASE PRICE" shall mean the aggregate amount set forth in this Agreement.


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                  2.8 "TAXES" shall mean all taxes, charges, fees, duties,
levies or other assessments, including income, gross receipts, net proceeds, ad valor, turnover, real and personal property taxes (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, windfall profits, interest equalization, severance, employees' income withholding, unemployment and social security taxes and other withholding taxes, which are imposed by any governmental authority, and such terms shall include any interest, penalties or additions to tax attributable thereto


         3. SALE AND PURCHASE: The Seller hereby agrees to sell to the Buyer and the Buyer shall purchase and acquire from the Seller all of Seller's right, title and interest in the capital stock and outstanding assets of the Business. Failure by Seller to cause delivery or transfer of 100% of its right, title and interest in the assets of the Business of the Business within ten (10) days of the date hereof shall be deemed an event of default hereunder.


         4.1 PURCHASE PRICE AND METHOD OF PAYMENT:


         A. The Purchase Price for the above purchase shall be $35,000 USD to be paid in cash and shares of restricted stock of GFY. (which may be traded in accordance with SEC Rule 144), plus the execution of Consulting Agreement between Buyer and Bruce Kim at terms previously agreed upon. Payment of said Purchase Price shall be by the delivery by Buyer, within five (5) business days of the date hereof, into escrow cash over time, plus a number of shares of restricted stock of the Buyer, that equals the sum of $15,000.00 based on the lowest bid price of the Corporation's common stock as quoted on the Electronic Bulletin Board the day prior to closing. The cash portion of the purchase price shall be as follows: Buyer will deposit into escrow the sum of $5000 on the 15th day of each of the next four months following the Closing. The method of distribution of the shares, liquidations of same and application of proceeds shall be by separate agreement of the Shareholders and shall have no legal impact this Agreement once the Shares are deposited into escrow.


         In the event the shares delivered to and sold by the Shareholders (after the expiration of applicable holding periods) pursuant to the terms of this Agreement fail to gross a total of $15,000, Buyer shall within five (5) business days of notice of this event, and subject to demand under the terms of this Agreement, deliver a sufficient number of additional shares in order to deliver to Seller for distribution any remaining balance of the $15,000.

         Seller hereby expressly agrees that upon receipt of the full Purchase Price contemplated by this Agreement, Seller shall immediately return to the Buyer any shares remaining in Seller's possession. Seller shall not knowingly sell Shares in excess of the number needed to allow the Seller gross recovery of monies from the sale of Shares to exceed the Purchase Price.

         In the event the Shareholders have not received realized proceeds from stock issuances or liquidations equal the Purchase Price., Seller shall give Buyer written notice thereof (along with proof of sale and confirmation of proceeds received therefore) and the Buyer shall, in its sole discretion, deliver to Seller either the cash difference or additional restricted shares of sufficient value that the balance should satisfy the shortfall, and said process shall continue until the Seller have received full payment of the Purchase Price.

         5. REPRESENTATIONS AND WARRANTIES OF SELLER AND BUYER: The Seller and the Corporation represent and warrant to the Buyer, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date). As follows:

                  5.1 The Business is a corporation duly organized, validly existing, with all requisite power and authority to own, lease and operate its businesses as it now being owned, operated and conducted. The Business is licensed or qualified to do business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business where the nature of the properties owned, leased or operated by it in and the business transacted by it requires such licensing or qualification. The Business has no direct or


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indirect Subsidiaries, either wholly or partially owned, and the Business does not hold any economic, voting or management interest in any Person or own any security issued by any Person. True, correct and complete copies of the Certificate of Incorporation, By-laws as amended, and minutes (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and stockholders of the Corporation have been delivered to the Buyer.


                  5.2 AUTHORIZATIONS: Seller has full power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. The Seller has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered any related agreements required hereby. This Agreement constitutes the legal, valid and binding obligations of Seller and is enforceable against Seller in accordance with the terms contained herein.


                  5.3 APPROVALS: The execution, delivery and performance by Seller and the Corporation of this Agreement does not and will not (i) violate or conflict with, results in a breach termination of, constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any lien upon any of the assets or properties of the Sellers or the Corporation, or Seller is a party or by which Seller, a Subsidiary or any of their respective assets or properties are bound; (ii) permit the acceleration of the maturity of any of the circumstances in which they were made, not misleading.

                  The Buyer represents and warrants to Seller and the Business, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date). As follows:

                  5.4 The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with all requisite power and authority to own, lease and operate its businesses as it now being owned, operated and conducted. The Corporation is licensed or qualified to do business and is in good standing as a foreign corporation authorized to do business in Nevada and in each jurisdiction where the nature of the properties owned, leased or operated by it and the business where the nature of the properties owned, leased or operated by it in and the business transacted by it requires such licensing or qualification. The Corporation has no direct or indirect Subsidiaries, either wholly or partially owned, and the Corporation does not hold any economic, voting or management interest in any Person or own any security issued by any Person.


                  5.5 AUTHORIZATIONS: The Buyer has full power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. The Buyer has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered any related agreements required hereby. This Agreement constitutes the legal, valid and binding obligations of the Buyer and is enforceable against the Buyer in accordance with the terms contained herein.


                  5.6 APPROVALS: The execution, delivery and performance by the Buyer of this Agreement does not and will not (i) violate or conflict with, results in a breach termination of, constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any lien upon any of the assets or properties of the Buyer or the Buyer is a party or by which the Buyer or any of their respective assets or properties are bound; (ii) permit the acceleration of the maturity of any of the circumstances in which they were made, not misleading.


                  5.7 FRANCHISE ASSIGNMENT.: Seller will perform all actions necessary to transfer its rights under the existing FruLatti Franchise Agreement to Buyer. Seller understands that any transfer fee is included in the selling price and is Seller's responsibility.

         6.0   Miscellaneous Matters:

                  (a) To the maximum extent permitted by law, Seller and the Business, on behalf of itself and any affiliate thereof, shall hereby and hereafter release, indemnify, hold-harmless and defend Buyer from all liability of Seller and the Business and any other claim or demand regarding Seller or the activities of the Business, prior to the date of closing.

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         (b) Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

         (c) If any provision hereof is deemed unenforceable by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision in other circumstances shall not be affected thereby.

         (d) From and after the date of this Agreement, each of the parties hereto agrees to execute whatever additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law.

         (e) No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

         (f) Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof.

         (g) This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto.

         (h) Any notice, communication, request, reply or advice (hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, shall be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service, such Notice shall be deemed given when so delivered. For all purposes of Notice, the addresses of the parties set out below their signatures herein shall be their addresses unless later advised in writing.

         (i) Captions herein are for the convenience of the parties and shall not affect the interpretation of this Agreement.

         (j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and this Agreement may be executed by fax.

         (k) This Agreement is not assignable without the written consent of the parties.

         (l) Provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties, their heirs, executors, administrators, other permitted successors and assigns, if any. Nothing contained in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, not is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, not shall any provision give any third persons any right of subrogation over, or action against, any party to this Agreement.

         (m) This Agreement constitutes the entire agreement and understanding of the parties on the subject matter hereof and supercedes all prior agreements and understandings on the subject thereof.

         (n) The parties hereto agree to cooperate with one another in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any party hereto, or legal counsel to any party hereto.

         (o) The parties hereto agree to cooperate with one another in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any party hereto, or legal counsel to any party hereto.

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         (p) the parties have both conducted due diligence investigations and have been represented by independent counsel prior to executing this Agreement.

         (q) The law of the State of Illinois shall apply to this Agreement without reference to conflict of law principles, and the sole venue for any dispute or suit between the parties shall be a court of competent jurisdiction in the location of the Buyer.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein.


DATE:  March 18, 2004


SELLER:


DYNASTY CB HOLDINGS


By: /s/ Bruce Kim
    ---------------------


BUYER:


GFY FOODS, INC.


BY: /s/ Edward Schwalb
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